Registration No. 333-61530

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 AMENDMENT NO. 5
                                 ---------------
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      Aviation Upgrade Technologies, Inc.,
             (Exact name of registrant as specified in its charter)

Nevada                            3714                                33-0881303
------                            ----                                ----------
(State or other        (Primary Standard Industrial            (I.R.S. Employer
jurisdiction of         Classification Code Number)          Identification No.)
incorporation or
organization)

6550 South Pecos Road, Suite 142, Las Vegas, Nevada                        89120
---------------------------------------------------                        -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (702) 450-0003
              (Registrant's Telephone Number, Including Area Code)

          Melanie Scott                                with copy to:
750 Royal Crest Circle, Suite 325                Richard H. Bruck, Esquire
     Las Vegas, Nevada 89109                 Oppenheimer Wolff & Donnelly LLP
          (702) 369-3063                    840 Newport Center Drive, Suite 700
    Facsimile: (702) 369-3063                 Newport Beach, California 92660
                                                      (949) 823-6000
                                                 Facsimile (949) 823-6100
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value          250,000(1)             $8.75               $2,187,500         $    577.50
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value         1,283,000(2)            $8.75              $11,226,250         $  2,963.73
---------------------------------- ------------------- -------------------- ----------------------- ----------------
                                                                            Total Registration Fee   $  3,541.23

(1)Represents shares offered for sale by Aviation Upgrade Technologies, Inc.
(2)Represents shares offered by selling shareholders. The offering price of $8.75 per share for the selling shareholders was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   Prospectus
                      Aviation Upgrade Technologies, Inc.,
                              a Nevada corporation

                        1,533,000 Shares of Common Stock

     This prospectus relates to 1,533,000 shares of common stock of Aviation Upgrade Technologies, Inc., 1,283,000 of which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders. The selling shareholders may sell all or any portion of their shares of common stock in one or more transactions in the over-the-counter market or in private negotiated transactions. The selling shareholders will determine the prices at which they sell their shares.

     Additionally, we are offering 250,000 shares of our common stock in a direct public offering for a period of six months. The purchase price is $8.75 per share. We are offering the shares without any underwriting discounts or commissions. If all of the shares offered by us are purchased, the proceeds to us will be $2,187,500.

     There currently is no market for our common stock, and we have not applied for listing or quotation on any public market.

     See "Risk Factors" on Pages 5 to 9 for factors to be considered before investing in the shares of our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                The date of this prospectus is January____, 2002.

                      TABLE OF CONTENTS

Prospectus Summary..............................................................................................6
Risk Factors....................................................................................................7
Because we are a new company with losses since our formation  and we  anticipate  that we will lose money in the foreseeable future, we may not be able to achieve profitable operations..................................7
If we are unsuccessful in our suit against The Boeing Company,  CMS International,  Inc. and Rolls Royce PLC
   for unfair competition and antitrust  violations,  our business will be harmed because we may be required to pay significant costs; therefore we may be unable to carry out our plan of operation......................7
Our  ability to succeed is  uncertain  because we  currently  have  limited  sources of revenue  and minimal marketing  activities  due to the lack of revenues.  Therefore,  investors  may lose all or part of their investment, if we do not generate revenues...................................................................7
Our ability to generate  revenues and achieve market  acceptance is uncertain  because our business is based on an untested business plan, which may never be accepted by potential customers.............................7
We  anticipate  that we may need to raise  additional  capital  to  market  and  distribute  our  valve  cap technology  and complete our  development.  Our failure to raise  additional  capital will  significantly affect our ability to fund our proposed marketing activities and generate revenues...........................8
Our ability to  successfully  develop,  market and sell the tire valve cap is uncertain  because our most of our management does not have any experience in conducting our proposed business..............................8
If we do not  develop a  relationship  with any third  party to  manufacture  the valve cap, we will have no potential source of revenues.................................................................................8
Our officers and directors are engaged in other  activities  that could have  conflicts of interest with us.
   Therefore,  our officers and directors may not devote  sufficient  time to our affairs,  which may affect our ability to conduct marketing activities and generate revenues............................................8
Because our  officers,  directors  and principal  security  holders,  as a group,  have  significant  voting control, they will be in a position to control matters requiring approval of our shareholders................8
We lack a public  market for shares of our common  stock,  which may make it difficult for investors to sell their shares.................................................................................................9
We are  registering  545,000  shares of common stock owned by our officers and  directors.  Our officers and directors may sell those shares as soon as possible,  which could significantly decrease the price of our common stock and reduce their desire to see us succeed.......................................................9
The  offering  price  of the  offered  shares  was  arbitrarily  determined  by us or  will  be  arbitrarily determined  by the  selling  security  holders.  Therefore,  investors  may  lose  all or part  of  their investment if the offering price is higher than the current market value of the offered shares...............9
Our auditors have  described our ability to continue  operations  as a "going  concern."  Investors may lose all of their investment if we are unable to continue operations..............................................9
Use Of Proceeds................................................................................................10
Factors Used In Determination Of Offering Price................................................................10
Dilution.......................................................................................................11
Selling Security Holders.......................................................................................11
Plan Of Distribution...........................................................................................13
Legal Proceedings..............................................................................................14
Directors, Executive Officers, Promoters And Control Persons...................................................16
Security Ownership Of Certain Beneficial Owners And Management.................................................17
Description Of Securities......................................................................................18
Interest Of Named Experts And Counsel..........................................................................18
Disclosure Of Commission Position On Indemnification For Securities Act Liabilities............................18
Organization Within Last Five Years............................................................................18
Description Of Business........................................................................................18
Management's Discussion And Analysis Of Financial Condition And Results Of Operations..........................22
Description Of Property........................................................................................24
Certain Relationships And Related Transactions.................................................................24



                                       4



Related Party Transactions.....................................................................................24
Market For Common Equity And Related Stockholder Matters.......................................................25
Executive Compensation.........................................................................................26
Financial Statements...........................................................................................28
Changes In And Disagreements With Accountants On Accounting And Financial Disclosure...........................45
Legal Matters..................................................................................................45
Experts........................................................................................................45
Additional Information.........................................................................................45
Indemnification Of Directors And Officers......................................................................45
Other Expenses Of Issuance And Distribution....................................................................46
Recent Sales Of Unregistered Securities........................................................................46
Exhibits.......................................................................................................48
Undertakings...................................................................................................49
Signatures.....................................................................................................50

utside Back Cover Page
ealer Prospectus Delivery Obligation
ntil _______, 2002, all dealers that effect transactions in these ecurities, whether or not participating in this offering, may be equired to deliver a prospectus. This is in addition to the dealers' bligations to deliver a prospectus when acting as underwriters and ith respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                      We were initially formed to improve and
                                   extend the economic life of Boeing 727
                                   aircraft. However, we believe that various parties thwarted our efforts. On June 30, 2000, we filed a lawsuit against The Boeing
                                   Company, a Delaware corporation, CFM
                                   International, Inc., a Delaware corporation, and Rolls Royce PLC, a United Kingdom corporation for violations of the Sherman Act ss.ss. 1 and 2, intentional interference with prospective economic relationships and breach of contract.

                                   We currently license the marketing rights for an electronic tire valve cap that may be used on both airplanes and automobiles. The product provides early warning of low pressure in tires, which we believe will lead to safer travel in these vehicles and better fuel efficiency in automobiles. Our offices are located at 6550 South Pecos Road, Suite 142, Las Vegas, Nevada 89120. Our telephone number is (702) 450-0003.

Our State of Organization:         We were incorporated in Nevada on January 8,
                                   1999.


Summary financial information:     The summary financial information set forth
                                   below is derived from the more detailed
                                   financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form
                                   SB-2 in accordance with generally accepted accounting principles in the United States.
                                   All information should be considered in
                                   conjunction with our financial statements and the notes contained elsewhere in this Form
                                   SB-2.

                                      Nine months ended                 Year Ended                  Year Ended
Income Statement                      September 30, 2001             December 31, 2000           December 31, 1999
                                         (unaudited)                     (audited)                   (audited)
                                              $                              $                           $
Revenue                                       0                              0                           0
Gross Profit (Loss)                           0                              0                           0
Net Income (Loss)                         (283,352)                      (261,655)                   (129,509)
Net Income (Loss)                           (0.03)                        (0.03)                      (0.01)

Balance Sheet                         September 30, 2001             December 31, 2000           December 31, 1999
                                              $                              $                           $
Total Assets                                63,646                        295,967                        0
Total Liabilities                           16,323                         59,131                     54,509
Stockholders' Equity (Deficit)              47,323                        236,836                    (54,509)

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Because we are a new company with losses since our formation and we anticipate that we will lose money in the foreseeable future, we may not be able to achieve profitable operations.

We were incorporated in January 1999. As of September 30, 2001, our losses since inception were approximately $674,516. We were originally formed to develop, market and install modifications to aircraft, such as the Boeing 727. We believe that our development and our ability to implement our business plan have been severely hindered by various parties and we recently filed a lawsuit against those parties. We have not generated any revenues since our inception and we may not generate any revenues in our current fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot guaranty that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. We cannot guaranty that we will be able to achieve profitable operations.

If we are unsuccessful in our suit against The Boeing Company, CFM International, Inc. and Rolls Royce PLC for unfair competition and antitrust violations, our business will be harmed because we may be required to pay significant costs; therefore we may be unable to carry out our plan of operation.

On June 30, 2000, we filed a lawsuit against The Boeing Company, a Delaware corporation, CFM International, Inc., a Delaware corporation, and Rolls Royce PLC, a United Kingdom corporation, in the United States District Court for the Central District of California for violations of the Sherman Act ss.ss. 1 and 2, intentional interference with prospective economic relationships and breach of contract. We are seeking actual and economic damages and attorneys' fees and costs.

The outcome of the Boeing litigation is uncertain. Antitrust litigation is particularly complex and can extend for a protracted time, which can substantially increase the cost of such litigation. We do not expect to incur significant legal fees in connection with the Boeing litigation because we retained our legal counsel on a contingency basis. However, we do anticipate that we will incur significant costs in connection with the litigation. Moreover, the Boeing litigation has diverted, and is expected to continue to divert, the efforts and attention of our key management and technical personnel. As a result, our pursuit and potential defense of the Boeing litigation, regardless of its eventual outcome, has been, and will likely continue to be, costly and time consuming. Should the outcome of the Boeing litigation be adverse to us, we may be required to pay the defendants' costs, and we may be unable to carry out our business plan. If we are required to pay significant costs, or are unable to carry out our business plan, our business will be harmed.

Our ability to succeed is uncertain because we currently have limited sources of revenue and minimal marketing activities due to the lack of revenues. Therefore, investors may lose all or part of their investment, if we do not generate revenues.

We have not yet engaged in the marketing of the valve cap technology. Therefore, our only current source of working capital is derived from the sale of our common stock. We have not yet generated any revenues. Our marketing activities are significantly limited and, to fund more sophisticated marketing activities, we need to generate revenues. Based on our interactions with potential customers, we hope that we will generate revenues in the fourth quarter of 2001.

Our ability to generate revenues and achieve market acceptance is uncertain because our business is based on an untested business plan, which may never be accepted by potential customers.

The sale of the valve cap is a new business. Our failure to market the valve cap successfully so as to achieve market acceptance could significantly affect our ability to succeed which will affect potential investors' ability to sell their shares of common stock. In addition, our inability to generate revenues may cause potential investors to lose all or some of their investment. We cannot guaranty that the valve cap will generate revenues or achieve market acceptance.

We anticipate that we may need to raise additional capital to market and distribute our valve cap technology and complete our development. Our failure to raise additional capital will significantly affect our ability to fund our proposed marketing activities and generate revenues.

To market and distribute the valve cap technology and complete our development, we may be required to raise additional funds. We believe that we may be able to acquire additional financing at commercially reasonable rates. We cannot guaranty that we will be able to obtain additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and development of our valve cap technology. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. This would have a material adverse affect on our ability to continue our operations.

We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs, either of which could have a material adverse affect on our results of operations.

Our ability to successfully develop, market and sell the tire valve cap is uncertain because our most of our management does not have any experience in conducting our proposed business.

Most of our management team lacks experience in the development, marketing and distribution of the products and services we anticipate that we will develop, market and distribute. Our failure to successfully attract customers to our products and services will significantly affect our ability to generate revenues. We cannot guaranty that we will be able to establish sales, marketing and distribution capabilities or make arrangements with collaborators, licensees or others to perform such activities or that such efforts will be successful.

If we do not develop a relationship with any third party to manufacture the valve cap, we will have no potential source of revenues.

We do not have a relationship with any third party to manufacture the valve cap. We anticipate that we will contract with third parties to manufacture the Air Alert Valve Cap. Our ability to generate revenues is dependent on our ability to develop a relationship with a third party to manufacture the valve cap. If we are unable to find third party to manufacture the valve cap, we will need to develop other sources of revenue.

Our officers and directors are engaged in other activities that could have conflicts of interest with us. Therefore, our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct marketing activities and generate revenues.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs. Mr. Lundqvist currently works for us on a full time basis. Mr. Lindholm currently devotes approximately ten hours per week, but anticipates that he will devote significantly more hours if the valve cap starts producing significant revenues. Mr. Rhodes currently devotes approximately ten hours per week, but anticipates that he will devote significantly more hours if the valve cap starts producing significant revenues.

Because our officers, directors and principal security holders, as a group, have significant voting control, they will be in a position to control matters requiring approval of our shareholders.

Our directors, officers and principal security holders, taken as a group beneficially own, in the aggregate, approximately 92.7% of our outstanding shares of common stock. Torbjorn B. Lundqvist is one of our principal shareholders and also our chief executive officer and one of our directors. Such concentrated control of the company may adversely affect the price of our common stock. Mr. Lundqvist may be able to exert significant influence, or even control, matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the high technology sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

We are registering 545,000 shares of common stock owned by our officers and directors. Our officers and directors may sell those shares as soon as possible, which could significantly decrease the price of our common stock and reduce their desire to see us succeed.

Our officers and directors may sell those 545,000 shares immediately after they are registered. In the event that our officers and directors sell those shares, the price of our common stock could decrease significantly. Also, a conflict of interest will occur between their duties to us and their personal interests in selling their shares. We cannot assure you that our officers and directors will not sell those shares as soon as they are registered.

The offering price of the offered shares was arbitrarily determined by us or will be arbitrarily determined by the selling security holders. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The aggregate offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Our common stock is not publicly traded and we do not participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the offering price of shares of our common stock may be arbitrarily determined by the selling security holders. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.

Our auditors have described our ability to continue operations as a "going concern." Investors may lose all of their investment if we are unable to continue operations.

We hope to obtain revenues from future product sales, but there is no commitment by any person for purchase of our products. In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "estimates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders. We will receive up to $2,187,500 if all 250,000 of the shares of common stock offered by us at $8.75 per share are purchased. Depending on the number of shares purchased, we intend to use the proceeds for litigation expenses, research and development, marketing expenses and general corporate purposes as follows:

========================== ================== ================= ================== =============================================
Offered Shares Sold        Offering Proceeds    Approximate         Total Net      Principal Uses of Net Proceeds
                                                  Offering      Offering Proceeds
                                                  Expenses
-------------------------- ------------------ ----------------- ------------------ ---------------------------------------------
                                                                                   Litigation Expenses            $   250,000
                                                                                   Research & Development              20,000
                                                                                   Marketing Expenses                  10,000
62,500 shares (25%)           $546,875             $37,041          $509,834       Working Capital                    229,834
-------------------------- ------------------ ----------------- ------------------ ---------------------------------------------
                                                                                   Litigation Expenses            $   400,000
                                                                                   Research & Development              20,000
                                                                                   Marketing Expenses                 150,000
125,000 shares (50%)         $1,093,750            $37,041         $1,056,709      Working Capital                    486,709
-------------------------- ------------------ ----------------- ------------------ ---------------------------------------------
                                                                                   Litigation Expenses            $   400,000
                                                                                   Research & Development              20,000
                                                                                   Marketing Expenses                 150,000
187,500 shares (75%)         $1,640,625            $37,041        $1,603,584       Working Capital                  1,033,584
-------------------------- ------------------ ----------------- ------------------ ---------------------------------------------
                                                                                   Litigation Expenses            $   400,000
                                                                                   Research & Development              20,000
                                                                                   Marketing Expenses                 150,000
250,000 shares (100%)        $2,187,500            $37,041        $2,150,459       Working Capital                  1,580,459
========================== ================== ================= ================== =============================================

General corporate purposes include working capital to be used to pay general administrative, legal and accounting expenses. Those expenses may increase if we are able to grow our operations and marketing activities. We cannot guaranty that we will sell any or all of the shares being offered by us.

Factors Used in Determination of Offering Price
-----------------------------------------------

The offering price of the 250,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price of the shares being offered by the selling security holders has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our commons stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We are intending to sell 250,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 250,000 shares of common stock will be sold, although we cannot guaranty that we will sell any or all of the offered shares.

=============================== ========================================= ====================================== ==================
                                             Shares Issued                         Total Consideration                 Price
                                             -------------                         -------------------               Per Share
                                                                                                                 ------------------
                                       Number               Percent             Amount             Percent
------------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Founder Shares                  10,000,000 Shares          90.64%             $   10,000          0.34%               $0.001
------------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Shares Issued For Services      201,000 Shares             1.82%              $  201,000          6.74%               $1.00
------------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Private Placement Shareholders  582,000 Shares             5.28%              $  582,000          19.53%              $1.00
------------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares(1)         250,000 Shares             2.26%              $2,187,500          73.39%              $8.75
=============================== ====================== ================== =================== ================== ==================
Total                           11,033,000 Shares          100%               $2,980,500          100%
=============================== ====================== ================== =================== ================== ==================

(1)Assumes all the shares offered by us are purchased.

If all of the offered shares of our common stock are not sold, then the impact of dilution on the ownership interests of purchasers of the offered shares will be less.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that all of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of September 30, 2001.

Offering Price                                                  $8.75 per share
Net tangible book value at 9/30/01                              $0.00 per share
Net tangible book value after giving effect to the offering $0.20 per share Increase in net tangible book value per share attributable to
   cash payments made by new investors                          $0.20 per share
Per share dilution to new investors                             $8.55 per share
Percent dilution to new investors                               98%

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth the number of shares, which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

================================ ================================= =================================== =============================
Name of Selling Security Holder     Amount of Shares of Common      Amount of Shares of Common Stock     Amount of Shares of Common
                                 Stock Owned by Selling Security      to be Offered by the Selling         Stock Owned by Selling
                                    Holder Before the Offering              Security Holder               Security Holder After the
                                                                                                            Offering is Complete
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Torbjorn B. Lundqvist,
chief executive officer,
director                                   10,000,000                             500,000                  9,500,000 or 86.11%
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Dick G. Lindholm,
vice president, director                       35,000                              35,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Darle Ford,
former officer and director                     8,000                               8,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Lyn Rhodes,
spouse of William S. Rhodes
president, director                            10,000                              10,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Gijsbertus Andreas
Leonardus DeJong                              175,000                             175,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Thiam An Go                                    60,000                              60,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Golden Athletics LLC                           55,000                              55,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Klaus Damsten                                  50,000                              50,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Jan Ter Lak                                    40,000                              40,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Joseph M. Salamone                             32,000                              32,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Doug Watt                                      33,000                              33,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Bart Veldkamp                                  25,000                              25,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Peter Cornelus Bakker                          20,000                              20,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
David Braggalone                               20,000                              20,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Sakri Viklund                                  15,000                              15,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Gary Webber                                    15,000                              15,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Onno DeJong                                    10,000                              10,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Gert-Jan Fleming                               10,000                              10,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Cyrus Partian                                  10,000                              10,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
George Beers                                    5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
GHE Beltman                                     5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Gerard Bemelman                                 5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Hans Bemelman                                   5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Ivo Breukers                                    5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Johannes Coops                                  5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Leo DeBruin                                     5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Harry Engwirda                                  5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Martin Hersman                                  5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Veikko Kantero                                  5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Jean Charles Miege                              5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Harry Persoon                                   5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Andrea Richter                                  5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Andries Roem                                    5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Jan Marten Schotsman                            5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Geert Stoker                                    5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Eric Van der Weel                               5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Chris Van Heusden                               5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Erik Van't Hof                                  5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Marja-Liisa Wasenius                            5,000                               5,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Henricus Van der Geest                          4,000                               4,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Edward DeJong                                   2,000                               2,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Saskia Gischler                                 2,000                               2,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Mieke DeJong                                    1,000                               1,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Ellen Van der Made                              1,000                               1,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Claes Grondahl                                 50,000                              50,000                             0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Total                                      10,783,000                           1,283,000                         9,500,000
================================ ================================= =================================== =============================

Plan of Distribution
--------------------

We are registering 250,000 shares of our common stock in a direct public offering of common stock. We have not conducted any discussions or negotiations with potential purchasers for the sale of all or any portion of those 250,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 250,000. We will not place the funds raised in an escrow account; therefore, all funds will be available for immediate utilization.

We anticipate that Torbjorn B. Lundqvist, our chief executive officer, will participate in the offer and sale of our shares of common stock, and rely on the Safe Harbor from Broker-Dealer Registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Lundqvist is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

     o Mr. Lundqvist is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
     o Mr. Lundqvist will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
     o Mr. Lundqvist is not an associated person of a broker or dealer at the time of participation in the sale of our securities.

Mr. Lundqvist will restrict his participation to the following activities:

     o preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
     o responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; and
     o performing ministerial and clerical work involved in effecting any transaction.

We have retained no broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately negotiated transactions.

The shares of common stock being offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration or qualification.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that the selling security holders enter into an agreement to sell their shares to a broker-dealer after this registration statement becomes effective, we will file a post effective amendment to disclose such event. The post effective amendment will identify the broker-dealer, provide the required information on the plan of distribution, revise the disclosure in the registration and include the agreement as an exhibit to the registration statement.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time, except for the following:

On June 30, 2000, we filed a $2.5 billion lawsuit against The Boeing Company, a Delaware corporation, CFM International, Inc., a Delaware corporation, and Rolls Royce PLC, a United Kingdom corporation, in the United States District Court for the Central District of California, Western Division, Case # 00-07157, for violations of the Sherman Act ss.ss. 1 and 2, intentional interference with prospective economic relationships and breach of contract. The defendants filed a motion for dismissal of charges but the court denied the defendants' motion to dismiss in its entirety. The case is now in active discovery and a trial date of May 21, 2002 has been set. While this date is subject to possible change, it is likely that the trial phase of the case will be concluded by the end of 2002.

Our lawsuit is based on our claim that we developed a workable plan to reconfigure approximately seven hundred 727 aircraft by converting it to two engines, replacing the avionics, remodeling the cockpit and making other changes. The price of the virtually new aircraft would have been about $24 million. While Boeing itself considered this option, it elected, instead, to build a completely new aircraft, the 757 to be sold at a price of more than $50 million. Had we succeeded in our program, our reconfigured 727s would have been directly competitive with the new Boeing 757 and would have threatened sales of that aircraft of about $35 billion. Each of the two engine manufacturer defendants had sold billions of dollars of engines to Boeing. Both withdrew from the project after exhibiting great enthusiasm and agreeing on contract terms with us after consultation with Boeing. The course of dealing between the two engine manufacturers and us is well documented. Whether an enforceable contract was formed, particularly with CMF, is a legal conclusion, but our management believes it is arguable that one did exist. Negotiations, orally and in writing, culminated in what appeared a meeting of the minds on the terms and conditions of sale. The same is true of Rolls Royce although in that case there was advice to us that top management had not yet "signed off" even though we were advised that such approval would almost certainly be forthcoming. Given the extensive and expensive contract negotiations, based presumably on due diligence reflecting the feasibility of the project, and given that each had contact with Boeing before terminating the relationship with us, there is a strong presumption that Boeing discouraged the engine manufacturers from dealing with us by threats or otherwise.

Boeing's own engineering group which also exhibited great enthusiasm to help design the project withdrew after consulting with the aircraft sales group. The assertion that our reconfigured 727s would have been competitive with Boeing new 757 aircraft is supported by the following:

     o    admissions in Boeing's response to the complaint;
     o    expert testimony; and
     o    the opinion our management.

The assertion that the two engine manufacturers and later Boeing Engineering each initially exhibited great enthusiasm is derived from examination of the words and tone of their own documents supported by the observations of our management. The express or implicit threats of retaliation is an inference of our lawyers and management based on the totality of the available evidence, including, without limitation, the initial enthusiasm, the course of the contracting process and finally the withdrawal of each engine manufacturing and Boeing engineering only after there had been contact with Boeing Aircraft.

We allege that Boeing, in violation of the Sherman Act, induced and persuaded the engine manufacturers and its engineering unit not to deal with us on express or implicit threats of retaliation. We believe our claims have merit and we intend to vigorously prosecute our claims against the defendants.

The outcome of the Boeing litigation is uncertain. Antitrust litigation is particularly complex and can extend for a protracted time, which can substantially increase the cost of such litigation. We do not expect to incur significant legal fees in connection with the Boeing litigation because we retained our legal counsel on a contingency basis. However, we do anticipate that we will incur significant costs in connection with the litigation. Moreover, the Boeing litigation has diverted, and is expected to continue to divert, the efforts and attention of our key management and technical personnel. As a result, our pursuit and potential defense of the Boeing litigation, regardless of its eventual outcome, has been, and will likely continue to be, costly and time consuming. Should the outcome of the Boeing litigation be adverse to us, we may be required to pay the defendants' costs, and we may be unable to carry out our business plan. If we are required to pay significant costs, or are unable to carry out our business plan, our business will be harmed.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

========================== ============ =======================================
Name                           Age      Position
-------------------------- ------------ ---------------------------------------
Torbjorn B. Lundqvist          49       Chairman and Chief Executive Officer
-------------------------- ------------ ---------------------------------------
Dick G. Lindholm               51       Vice President, Director
-------------------------- ------------ ---------------------------------------
William S. Rhodes              50       President, Director
========================== ============ =======================================

Torbjorn B. Lundqvist. Mr. Lundqvist has been our chief executive officer and the chairman of our board of directors since our inception. Mr. Lundqvist has been primarily responsible for the formation and development to date of Aviation Upgrade Technologies, Inc. Mr. Lundqvist has had vast experience in international business. His strength is managing and developing new ventures and ideas. Mr. Lundqvist was born in Helsinki, Finland in 1952. After serving as a transportation officer during his mandatory service in the Finnish army, he owned and managed several companies in Finland, including companies involved in remodeling and manufacturing. Since 1982, Mr. Lundqvist has been owner and president of Minitec Marketing, Inc. which is an import and export firm. Among other things, Minitec invented, patented and manufactured a Power Take Out for 4-wheel drive GM vehicles. This product allows the user to divert some of the power from the vehicles engine and use it for other purposes than powering the vehicle itself, e.g. external devices like snow blowers, generators, and pumps. The product was developed to suit a niche market in Finland. Since 1989 he has also been owner and president of Minitec Motors, Inc., USA, a car dealership specializing in exporting cars to nice markets where a slight modification of the vehicle would put it in a lower tax bracket when imported to that particular nice market. Mr. Lundqvist is not an officer or director of any other reporting company.

Dick G. Lindholm. Mr. Lindholm has been our vice president and one of our directors since December 1999. Mr. Lindholm is known in the Scandinavian aviation circles as a problem solver and skillful negotiator, including experience dealing with clients, suppliers and labor unions. He has over thirty years aviation experience, primarily in rotorcraft. He has thirty years flying experience with over 8000 flying hours. From 1976 until 1985, he was president of Helikopteripalvelu, the leading helicopter company in Finland. From 1985 until 1993, he held various duties as a pilot for Helikopter Service A/S. From 1993 until 1997, he was managing director of Helifyg AB, the leading helicopter operator in Sweden. From 1997 to March 1999, he was area manager, Nordic Countries, of Helicopter Service A/S, which at the time was the world's largest helicopter company in terms of revenues. From March to November 1999, Mr. Lindholm has been vice president of business development for Copter Action Oy, Finland. Since December 1999, Mr. Lindholm has been vice president of flight operations for SHT AB of Finland, a company responsible for development of the helicopter emergency medical service in the country. Mr. Lindholm was born in 1950 and resides in Espoo, Finland. Mr. Lindholm is not an officer or director of any other reporting company.

William S. Rhodes. Mr. Rhodes has been our president and one of our directors since August 2000. Mr. Rhodes has spent most of his career in commercial aircraft, military aircraft and third party aircraft maintenance. Mr. Rhodes has been intimately involved in the managing, planning and production of commercial aircraft modification and maintenance of transport aircraft for twenty-three years. His maintenance management experience has been with air carriers including American, Continental, Hawaiian, United, and U.S. Air. During the period 2000 through 2001, Mr. Rhodes has been working with AUT. From 1997 to 2000, Mr. Rhodes was the General Manager and Senior Vice President of administration for Santa Barbara Aerospace, Inc., which repairs and maintains aircraft, and Director of Programs for Avtel Services, Inc., which maintains and repairs aircraft. His career includes the day-to-day management in Department of Defense contracts with NAVAIR and ARL for a period of fifteen years including mission specific requirements for the secretary of defense and chief of naval operations. Mr. Rhodes has held positions with aircraft corporations including Beech Aircraft, Garrett Aviation, Tracor Aviation, Rogerson Aircraft and Dynair. These positions have ranged from program manager to senior vice president in technical and administrative management fields. Mr. Rhodes is a currently licensed A&P whose aviation work experience started in the U.S. Marines in 1968, and education is in engineering and business administration. Mr. Rhodes currently resides in San Bernardino County, California. Mr. Rhodes is not an officer or director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 8, 2002 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class        Name and Address of Beneficial Owner         Amount and Nature of                Percent of Class
                                                                   Beneficial Owner
------------------    -----------------------------------------    ------------------------------    --------------------
Common Stock          Torbjorn B. Lundqvist,                       10,000,000 shares, chief                 92.7%
                      6550 South Pecos Road, Suite 142             executive officer, chairman of
                      Las Vegas, Nevada  89120                     board of directors

Common Stock          Dick G. Lindholm                             35,000 shares, vice president,           0.3%
                      6550 South Pecos Road, Suite 142             director
                      Las Vegas, Nevada  89120


Common Stock          William S. Rhodes*                           10,000 shares, president,                0.1%
                      P.O. Box 10746                               director
                      San Bernardino, California 92423

Common Stock          All directors and named executive            10,045,000 shares                        93.1%
                      officers as a group

* William S. Rhodes is the beneficial owner of 10,000 shares of common stock through his spouse Lyn Rhodes.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
--------------------------

We are authorized to issue 100,000,000 shares of $.001 par value common stock. As of January 8, 2002, 10,783,000 shares of our common stock were issued and outstanding. No preferred stock is authorized.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Section 6 of our Bylaws provide, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability

     o for any breach of such director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Torbjorn B. Lundqvist was our promoter. In January 1999, we issued 10,000,000 shares of our common stock to Torbjorn B. Lundqvist in exchange for their services relating to founding and organizing the business. Those services provided to were valued at $10,000.

Description of Business
------------------------

Our Background. We were incorporated in Nevada on January 8, 1999. We have had no revenue from operations since inception and no current customers. There has not been any bankruptcy filing, receivership or any similar proceeding since our inception. There has been no reclassification, merger or consolidation since our inception. There has been no purchase or sale of a significant amount of assets that were not in the ordinary course of our business.

Our Business. We were originally formed to develop, market and install modifications to aircraft, such as the Boeing 727, which were designed to improve and extend the economic life of these aircraft by bringing them into compliance with strict noise and emission control levels as they became mandatory in the years ahead.

When we were initially formed, we anticipated that we would receive financing of $12.3 million from the sale of stock, contributions by third party suppliers and the use of two initial aircraft by one airline in order to have sufficient capital resources to cover establishment of our management and operational infrastructure and the launching of our business plan. We did not receive any contributions by third party suppliers and we did not have any formal arrangements with the airlines. In mid-1999, however, after months of negotiations with a number of aircraft engine manufacturers for the purchase of new engines, each company withdrew at the last minute from executing a final contract. There is extensive correspondence and additional verbal communication between each of the engine manufacturers and us. Whether those writings could be a legally enforceable contract is a question of law. Arguably, there are such contracts, but the writing can be interpreted in different ways and we cannot categorically state that we had enforceable contracts, written or oral, with each engine manufacturer.

We allege in our complaint that CFM and Rolls-Royce withdrew from the project after each had exhibited great enthusiasm and carefully negotiated the proposed terms of a contract with us, only after consulting with Boeing which directly or impliedly suggested to the engine manufacturers that their future relationships with Boeing would be jeopardized by doing our project. We believe the withdrawals were the result of pressure from a major aircraft manufacturer fearing a reduction in the sale of new aircraft if the lives of existing aircraft were significantly increased as proposed by us. On June 30, 2000, we filed a lawsuit against The Boeing Company, a Delaware corporation, CFM International, Inc., a Delaware corporation, and Rolls Royce PLC, a United Kingdom corporation, in the United States District Court for the Central District of California, Western Division, Case # 00-07157, for violations of the Sherman Act ss.ss. 1 and 2, intentional interference with prospective economic relationships and breach of contract. We are seeking actual and economic damages and attorneys' fees and costs. We believe that our claims have merit and intend to vigorously prosecute our claims against the defendants.

The outcome of the Boeing litigation is uncertain. Antitrust litigation is particularly complex and can extend for a protracted time, which can substantially increase the cost of such litigation. We do not expect to incur significant legal fees in connection with the Boeing litigation because we retained our legal counsel on a contingency basis. However, we do anticipate that we will incur significant costs in connection with the litigation. Moreover, the Boeing litigation has diverted, and is expected to continue to divert, the efforts and attention of our key management and technical personnel. As a result, our pursuit and potential defense of the Boeing litigation, regardless of its eventual outcome, has been, and will likely continue to be, costly and time consuming. Should the outcome of the Boeing litigation be adverse to us, we may be required to pay the defendants' costs, and we may be unable to carry out our business plan. If we are required to pay significant costs, or are unable to carry out our business plan, our business will be harmed.

In its efforts to continue business development, we evaluated several businesses for purchase during the latter half of 1999 and throughout 2000, including an aircraft maintenance company and an aircraft leasing company specializing in cargo aircraft, none of which came to fruition.

In April 2001, we acquired from Torbjorn B. Lundqvist, our chief executive officer and one of our directors, the marketing rights to an electronic tire valve cap for airplanes and automobiles that blinks if the tire pressure falls below an initially calibrated level. The product provides early warning of low pressure in tires, which we believe will lead to safer travel in these vehicles and better fuel efficiency in automobiles. Once the tire is inflated to the appropriate pressure, the initial tightening of the cap onto the valve sets the pressure inside a control chamber in the valve cap equal to the pressure in the tire. If the pressure in the tire drops by more than approximately two pounds per square inch, a red light will blink to indicate the need to check the tire pressure. The licensing agreement has a term of five years and requires the payment of a license fee equal to 12% of the monthly gross profit from sales of the tire valve cap. It also requires the reimbursement of research and development costs incurred by Mr. Lundqvist and the payment of ongoing development costs during the term of the agreement to a maximum of $50,000. In addition, it stipulates the issuance of 50,000 shares of our common stock to Claes Grondahl for efforts in co-designing the product and another 1,000 shares of common stock to Doug Watt for naming the product. The source of the funds used by us to acquire the marketing rights was our general corporate account.

Our Products. We were originally formed for re-engining and upgrading of the Boeing 727. Our only product consisted of installing two Rolls Royce RB211-535E4 or CFM56-5C4 power plants into the Boeing 727 aircraft, with primary emphasis upon the Boeing 727-200 advanced version of this aircraft, since this would be the most conducive for these modifications. The re-engining of these aircraft was to consist of removing the original three JT8D engines and replacing them with two Rolls Royce RB211-535E4 or CFM56-5C4 power plants. In effect, two modern high bypass power plants would have worked in place of the original installation of three low bypass ratio engines. Due to the unwillingness of the third party suppliers to execute their contracts with us, we are currently in the process of litigating the matter in antitrust court.

Air Alert Valve Cap. We currently license the marketing rights for an electronic tire valve cap that may be used on both airplanes and automobiles. The product provides early warning of low pressure in tires, which we believe will lead to safer travel in these vehicles and better fuel efficiency in automobiles. Once the tire is inflated to the appropriate pressure, the initial tightening of the cap onto the valve sets the pressure inside a control chamber in the valve cap equal to the pressure in the tire. If the pressure in the tire drops by more than approximately two pounds per square inch, a red light will blink to indicate the need to check the tire pressure.

Manufacturing. We anticipate that we will contract with third parties to manufacture the Air Alert Valve Cap. We currently do not have a relationship with any third party to manufacture the valve cap. If we are unable to find third party to manufacture the valve cap, we will need to develop other sources of revenue.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of automobile manufacturers and tire manufacturers. We believe that the potential market for the tire valve cap is extremely large. The requirement for a warning system to detect tire pressure is currently under consideration in the automobile industry. On October 10, 2000, the Congress passed the Transportation Recall Enhancement, Accountability and Documentation Act, which specified that legislation would be developed concerning a low tire pressure warning for motor vehicles. We believe that the valve cap technology could become standard equipment on all new vehicles sold in the United States and all over the industrialized world in the years ahead, in addition to being added to existing and replacement tires. If mass-produced, the cost of this product is expected to be less than $1.00 each, which we believe will allow for a significant profit margin for each product sold.

Our Competition. In the re-engineering project, we had a direct competitor in terms of a re-engineering company, the Aerospace Division of B.F. Goodrich Co. Due to the unwillingness of the third party suppliers to execute their contracts with us, we are not currently pursuing this business.

Competition for the electronic tire valve cap is limited. To our knowledge, there is only one mechanical tire valve cap on the market, which is sold by several companies under different brand names. Our review and testing of this product has indicated to us that it is unreliable and inefficient due to its mechanical nature. Other solutions to the tire pressure problem facing the industry are currently directed toward interior warning signals, which are significantly more expensive than our tire valve cap, and therefore, not considered direct competition. We anticipate that we will compete on the basis of the quality of our products and price.

Patents and Proprietary Rights. We do not presently own any patents, trademarks, licenses, concessions or royalties. Our success, however, depends in part on the ability of our founder to obtain United States and foreign patent protection for the tire valve cap, which is currently in process, preserve our trade secrets, and operate without infringing upon the proprietary rights of third parties.

We cannot guaranty, however, that any patents will be issued for the product or that, if issued, the breadth or degree of protection of these patents will be adequate to protect our interests. In addition, we cannot guaranty that others will not independently develop substantially equivalent proprietary information or obtain access to our know-how. Further, we cannot guaranty that others will not be issued patents which may prevent the sale of our products or require licensing and the payment of significant fees or royalties by us in order for us to be able to carry on our business. Finally, we cannot guaranty that the products of others will not infringe any patents issued to or licensed by us. Defense and prosecution of patent claims can be expensive and time consuming, even in those instances in which the outcome is favorable to us. If the outcome is adverse, it could subject us to significant liabilities to third parties, require us to obtain licenses from third parties or require us to cease our marketing activities.

Government Regulation. The following does not purport to be a summary of all present and proposed federal, state and local regulations and legislation relating to the automobile industry. The following attempts to identify those aspects that could affect our business. Other existing legislation and regulation and, in many jurisdictions, state and local franchise requirements, are currently the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals which could also affect our method of operation or the methods of industries in which we are involved.

The Department of Transportation, the National Highway Traffic Safety Administration and other regulatory and administrative agencies have established standards for automotive and tire products and processes, which require the maintenance of certain records and provide for unscheduled inspections of facilities. Our products may be considered within the scope of such regulation and in such event, we will have to comply with those agency standards. In particular, the National Highway Traffic Safety Administration has established standards regarding the shape, size, and performance requirements of warning devices, as well as standards relating to tire manufacturing, maintenance and repair.

State, local and foreign governments have also adopted regulations relating to the manufacture and marketing of automotive and tire products. We cannot guaranty that our products will be in material compliance with all applicable regulations, which could have a material adverse impact on our business, financial conditions and results of operations. Any future violation of, and the cost of compliance with, these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

Insurance. We are investigating the availability of product liability insurance for our products and intend to obtain product liability coverage, if available, on terms acceptable to us. However, we cannot guaranty that product liability insurance will be available to us on terms that we can afford, or at all, or that we will ever obtain such insurance.

Our Research and Development. We are not currently conducting any research and development activities, other than those activities related to the licensing agreement for electronic valve cap. We paid $7,975 to Torbjorn B. Lundqvist, our chief executive officer and one of our directors, to reimburse Lundqvist for research and development costs previously incurred by Lundqvist. During the license period and any renewals period, we will pay fees, expenses and costs related to product development and any application for patents and trademarks. Our obligation to pay such development costs shall not exceed $50,000. We have also issued 50,000 shares to Claes Grondahl for his efforts in co-designing the product with Mr. Lundqvist and 1,000 shares to Doug Watt for the name "Air Alert Valve Cap."

Employees. As of January 8, 2002, we have one full time employee and two part time employees. Mr. Lundqvist currently works for us on a full time basis. Mr. Lindholm currently devotes approximately ten hours per week, but anticipates that he will devote significantly more hours if the valve cap starts producing significant revenues. Mr. Rhodes currently devotes approximately ten hours per week, but anticipates that he will devote significantly more hours if the valve cap starts producing significant revenues. We anticipate that we will not hire any additional full time employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel.

Facilities. Effective January 1, 2002, our executive, administrative and operating offices were relocated to Las Vegas, Nevada to one office suite and use of conference facilities for which we pay $350 per month. Our rent includes charges for executive suite services and the offices have been leased for a six month term ending June 30, 2002. At the termination of the lease, we will either relocate to comparable space or extend or renew the existing lease.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

General. We have had no revenue from operations. Our primary activities in 1999 consisted of interviewing and making decisions on key personnel, locating possible facilities for the original business plan of upgrading Boeing 727 aircraft, and making contact with and engaging various persons with requisite engineering, financing, accounting or legal expertise. Since the untimely halt of that plan, we have continued our business development efforts in 2000 by evaluating several businesses in the airline industry, including an aircraft maintenance company and an aircraft leasing company specializing in cargo aircraft. Ultimately, none of these deals was economically feasible for us. In addition, in 2000, we filed an antitrust lawsuit against the third party suppliers and aircraft manufacturer involved in our original business plan. Efforts in the pursuit of this lawsuit could adversely affect the amount of time available for business development; however, a positive outcome could provide a significant cash infusion for us.

In April 2001, we acquired from Torbjorn B. Lundqvist, our chief executive officer and one of our directors, the marketing rights to an electronic tire valve cap for airplanes and automobiles that blinks if the tire pressure falls below an initially calibrated level. The product provides early warning of low pressure in tires, which we believe will lead to safer travel in these vehicles and better fuel efficiency in automobiles. Once the tire is inflated to the appropriate pressure, the initial tightening of the cap onto the valve sets the pressure inside a control chamber in the valve cap equal to the pressure in the tire. If the pressure in the tire drops by more than approximately two pounds per square inch, a red light will blink to indicate the need to check the tire pressure. The licensing agreement has a term of five years and requires the payment of a license fee equal to 12% of the monthly gross profit from sales of the tire valve cap. It also requires the reimbursement of research and development costs incurred by its founder and the payment of ongoing development costs during the term of the agreement to a maximum of $50,000. In addition, it stipulates the issuance of 50,000 shares of its common stock to one individual for efforts in co-designing the product and another 1,000 shares of common stock to another individual for naming the product.

For the nine months ended September 30, 2001, compared to the nine months ended September 30, 2000.

Liquidity and capital resources. We raised $114,000 from the sale of common stock for the nine months ended September 30, 2001 as compared to $35,000 raised from the sale of common stock for the nine months ended September 30, 2000. The cash on hand as of September 30, 2001 was $51,701, up from zero at September 30, 2000. Total current liabilities were $16,323 as of September 30, 2001, a decrease over the prior year of $48,548, due to payments to vendors and payoff of a loan in the prior year from cash received from the sale of common stock. As of September 30, 2001, we had an accumulated deficit of $674,516. In January 2001, we closed a Rule 506 private placement for the sale of our common stock at $1.00 per share to residents of the United States and a Regulation S private placement for the sale of our common stock at $1.00 per share to non-residents of the United States. Total proceeds received from these offerings were $40,000 in the Rule 506 offering and $467,000 in the Regulation S offering. In May 2001, we filed a Registration Statement on Form SB-2, which was subsequently amended to provide for a public offering of 250,000 shares of common stock at $8.75 per share. Offering costs consisting of legal expenses and filing fees incurred during the quarter ended September 30, 2001 in connection with the Registration Statement were $28,161 and additional expenses of approximately $9,000 were incurred thereafter. The amount of expenditures required to maintain operations and to continue business development has been estimated at $31,500 per month, and as of January 8, 2002 we are only able to satisfy its cash requirements for less than two months unless additional funds are raised.

Results of Operations. During the nine months ended September 30, 2001 and 2000, we generated no revenues. We raised $114,000 from the sale of common stock for the nine months ended September 30, 2001 as compared to $35,000 raised from the sale of common stock for the nine months ended September 30, 2000. Total operating expenses for the nine months ended September 30, 2001 were $287,076, compared to total operating expenses for the period ended September 30, 2000 of $39,798. The increase of $247,278 is a result of several factors. Payroll costs of $105,000 were incurred in the nine months ended September 30, 2001 but were not incurred during the same period of the prior year as our chief executive officer did not begin drawing a salary until December 2000. Accounting, auditing and legal expenses in connection with bringing us into compliance with our reporting requirements were approximately $57,000 higher in the nine months ended September 30, 2001 than in the prior year. Research and development costs of $64,000 for the tire valve cap were incurred in the nine months ended September 30, 2001 but not during the same period of the prior year. In the nine months ended September 30, 2001, our net loss was $283,352, compared to a loss of $46,333 for the prior year period.

Total liabilities have decreased $48,548 from $64,871 at September 30, 2000 to $16,323 at September 30, 2001 resulting from payments to vendors and the payoff of a loan from working capital raised.

For the fiscal year ended December 31, 2000, compared to the fiscal year ended December 31, 1999.

Liquidity and capital resources. As of December 31, 2000, we had cash in the amount of $242,967, a significant increase from zero as of December 31, 1999. Stock subscriptions receivable amounted to $43,000 as of December 31, 2000, all of which was received in January 2001. Total current liabilities were $59,131 as of December 31, 2000, a slight increase over the prior year balance of $54,509, due to accrued payroll taxes. As of December 31, 2000, we had an accumulated deficit of $391,164. In the absence of any sales or profits, we shall continue to seek funding to meet our working capital needs through the sale of our securities. The amount of expenditures required to maintain operations and to continue business development has been estimated at $31,500 per month. We cannot guaranty that our current capital resources will fund our expenses until we generate revenues from the electronic tire valve cap.

Results of operations. We have generated no revenues since our inception. Total operating expenses for the year ended December 31, 2000 were $253,148 compared to total operating expenses for the period from January 8, 1999, our date of inception, to December 31, 1999 of $125,674. The increase resulted primarily from investor relations, directors' fees, and other consulting expenses recorded for stock issued for these services in 2000. In the year ended December 31, 2000, our net loss was $261,655, compared to a loss of $129,509 for the prior period.

Total liabilities have increased $4,622 from $54,509 at December 31, 1999 to $59,131 at December 31, 2000 resulting from accrued payroll taxes owing at December 31, 2000.

Our plan of operation for the next 12 months. On June 30, 2000, we filed a lawsuit against The Boeing Company, a Delaware corporation, CFM International, Inc., a Delaware corporation, and Rolls Royce PLC, a United Kingdom corporation, in the United States District Court for the Central District of California, Western Division, Case # 00-07157, for violations of the Sherman Act ss.ss. 1 and 2, intentional interference with prospective economic relationships and breach of contract. The defendants filed a motion for dismissal of charges but the court denied the defendants' motion to dismiss in its entirety. The case is now in active discovery. A discovery cut-off date of December 14, 2001 has been established and a trial date of May 21, 2002 has been set. While these dates are subject to possible change, it is likely that the trial phase of the case will be concluded by the end of 2002. We are seeking actual and economic damages and attorneys' fees and costs.

The outcome of the Boeing litigation is uncertain. Antitrust litigation is particularly complex and can extend for a protracted time, which can substantially increase the cost of such litigation. We do not expect to incur significant legal fees in connection with the Boeing litigation because we retained our legal counsel on a contingency basis. However, we do anticipate that we will incur significant costs in connection with the litigation. Moreover, the Boeing litigation has diverted, and is expected to continue to divert, the efforts and attention of our key management and technical personnel. As a result, our pursuit and potential defense of the Boeing litigation, regardless of its eventual outcome, has been, and will likely continue to be, costly and time consuming. Should the outcome of the Boeing litigation be adverse to us, we may be required to pay the defendants' costs, and we may be unable to carry out our business plan. If we are required to pay significant costs, or are unable to carry out our business plan, our business will be harmed.

Our plan of operation is materially dependent on the outcome of the Boeing litigation and our ability to generate revenues from the electronic tire valve cap. We have acquired the marketing rights to the electronic tire valve cap. We believe that sales of the valve cap could potentially generate significant revenues. However, we do not anticipate that we will be able to generate significant revenues in the next twelve months. We can make no prediction as to when, if ever, it will be able to conduct our operations on a profitable basis.

We have acquired the marketing rights to the electronic tire valve cap. We may need to raise additional capital to market, promote and sell the electronic tire valve caps. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for its expenses. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors have a significant equity interest in us. We believe that our officers and directors will continue to pay our expenses as long as they maintain a significant equity interest in us.

We are not currently conducting any research and development activities, other than those activities related to the licensing agreement for electronic valve cap. We paid $7,975 to Torbjorn B. Lundqvist, our chief executive officer and one of our directors, to reimburse Lundqvist for research and development costs previously incurred by Lundqvist. During the license period and any renewals period, we will pay fees, expenses and costs related to product development and any application for patents and trademarks. Our obligation to pay such development costs shall not exceed $50,000.

We do not anticipate that we will purchase or sell any significant equipment in the next six to twelve months.

We not anticipate any significant changes in the number of employees. The loss of key employees could have a material adverse effect upon our operations.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

============================= ======================== ========================= ===========================
Property                        September 30, 2001        December 31, 2000          December 31, 1999
----------------------------- ------------------------ ------------------------- ---------------------------
Cash                                $51,701                  $242,967                      $0
----------------------------- ------------------------ ------------------------- ---------------------------
Property and Equipment, net            $0                       $0                         $0
============================= ======================== ========================= ===========================

Our facilities. Our offices are located in an executive suite at 6550 South Pecos Road, Suite 142, Las Vegas, Nevada 89120.

Certain Relationships and Related Transactions
----------------------------------------------

Conflicts related to other business activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

In addition to serving as our chief executive officer and chairman of our board of directors, Mr. Lundqvist is the president and a director of Minitec Marketing, Inc., a California corporation and an importer and exporter of products. Minitec Marketing, Inc. has not conducted any operations in the last two years. Mr. Lundqvist currently devotes approximately 4% of his time to Minitec Marketing, Inc. Mr. Lundqvist is the president and a director of Minitec Motors, Inc., a California corporation. Mr. Lundqvist currently devotes approximately 1% of his time to Minitec Motors, Inc. We do not believe that we have any conflicts of interest with the business or industry of Minitec Marketing, Inc., other than Mr. Lundqvist's duty to provide management and services.

In addition to serving as our officers and director, Mr. Rhodes and Mr. Lindholm currently devote a significant portion of their time to other companies. Mr. Lindholm currently devotes approximately ten hours per week, but anticipates that he will devote significantly more hours if the valve cap starts producing significant revenues. Mr. Rhodes currently devotes approximately ten hours per week, but anticipates that he will devote significantly more hours if the valve cap starts producing significant revenues. We do not believe that we have any conflicts of interest with the business or industry of those companies, other than their duties to provide management and services.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related party transactions
--------------------------

Mr. Lundqvist, our chief executive officer and director and principal shareholder, provides substantially all the assets used by us, including our 400 square feet of office space, through Minitec Marketing, Inc., his privately held marketing company. We have reimbursed this entity $1,500 per month for the use of this space.

We entered into a license agreement with Torbjorn B. Lundqvist, to license the marketing rights for the tire valve technology. We paid $7,975 to Lundqvist to reimburse Lundqvist for research and development costs previously incurred by Lundqvist. We issued 50,000 shares to Claes Grondahl for his efforts in co-designing the product with Lundqvist and 1,000 shares to Doug Watt, one of our shareholders, for the name "Air Alert Valve Cap." The 51,000 shares were valued at approximately $51,000. Claes Grondahl is a cousin of Torbjorn B. Lundqvist, our chief executive officer. During the license period and any renewals period, we will pay fees, expenses and costs related to product development and any application for patents and trademarks. Our obligation to pay such development costs shall not exceed $50,000. The license agreement also specifies that we will enter into a manufacturing agreement with Torbjorn B. Lundqvist, our chief executive officer. However, no terms of the manufacturing agreement have been negotiated.

Mr. Lundqvist was issued 10,000,000 shares of our common stock in exchange for services relating to founding and organizing the business, which were valued at $10,000. In addition, during the period ended December 31, 1999, Mr. Lundqvist, our chief executive officer and director and principal shareholder, paid for various goods and performed services relating to our operations. Those goods included office space of $1,500 and office supplies of $500. Those services of $8,000 provided by Mr. Lundqvist were for services as our promoter including founding and organizing the business.

Market for Common Equity and Related Stockholder Matters
---------------------------------------------------------

Reports to security holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. We have delivered an annual report to security holders for the year ended 2000, we intend to provide an annual report to our security holders, which will include audited financial statements.

We are a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of January 8, 2002, there were 45 record holders of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders beyond the 1,283,000 currently being registered.

As of January 8, 2002, there are 527,000 outstanding warrants to purchase shares of our common stock. Each warrant entitles the holder the right to purchase of an additional share of common stock at $0.10 per share. These warrants expire three years from the date of issuance.

162,320 shares of our common stock can be sold pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three (3) months an amount of restricted securities equal to one percent (1%) of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, which ever is more. Rule 144 also provides that, after holding such securities for a period of two (2) years, a nonaffiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
-----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

During fiscal year 1999, our chief executive officer did not receive any compensation. During fiscal year 2000, our chief executive officer received compensation of $81,667.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers whose total annual salary and bonus exceeded or are anticipated to exceed $50,000 during the years ending December 31, 2000 and 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================ ========= ============== ============ ====================== ======================
Name and Principal Position                    Year       Annual       Bonus ($)       Other Annual             All Other
                                                        Salary ($)                   Compensation ($)         Compensation
-------------------------------------------- --------- -------------- ------------ ---------------------- ----------------------
Torbjorn  B.  Lundqvist  - chief  executive
officer                                        2001        $140,000      None              None                   None
-------------------------------------------- --------- -------------- ------------ ---------------------- ----------------------
                                               2000        $81,667       None              None                   None
-------------------------------------------- --------- -------------- ------------ ---------------------- ----------------------
William S. Rhodes - president                  2001           None       None              None                   None
-------------------------------------------- --------- -------------- ------------ ---------------------- ----------------------
                                               2000           None       None              None                   None
-------------------------------------------- --------- -------------- ------------ ---------------------- ----------------------
Dick G. Lindholm - vice president              2001           None       None              None                   None
-------------------------------------------- --------- -------------- ------------ ---------------------- ----------------------
                                               2000           None       None              None                   None
============================================ ========= ============== ============ ====================== ======================

Compensation of directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Employment contracts. On May 31, 2000, we entered into an employment agreement with Mr. Lundqvist to employ him as our chief executive officer. The agreement, which has an initial term of two years, provides for an annual base salary of $140,000 effective June 1, 2000, adjustable annually at the discretion of the board of directors. Among other provisions, the agreement also provides for an annual cash salary incentive equal to 3% of adjusted net profits beginning with the year ended December 31, 2001. The "adjusted net profit" shall be our net profit before federal and state income taxes, determined in accordance with generally accepted accounting principles by our independent accounting firm and adjusted to exclude:

     o any incentive salary payments paid pursuant to this employment agreement;
     o    any contributions to pension and/or profit sharing plans;
     o    any extraordinary gains or losses;
     o any refund or deficiency of federal and state income taxes paid in a prior year; and
     o any provision for federal or state income taxes made in prior years which is subsequently determined to be unnecessary.

The maximum incentive salary payable for any given year may not exceed 400% of the then applicable base salary.

Financial Statements



                       AVIATION UPGRADE TECHNOLOGIES, INC.

                             CONDENSED BALANCE SHEET
                                   (Unaudited)

                               SEPTEMBER 30, 2001


                                     ASSETS
                                     ------

CURRENT ASSETS
   Cash                                                                                             $         51,701
   Prepaid expenses                                                                                           11,945
                                                                                                   -----------------

     Total current assets                                                                                     63,646

OTHER ASSETS                                                                                                       0
                                                                                                   -----------------

     Total assets                                                                                   $         63,646
                                                                                                   =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                                                                 $         10,615
   Due to related party                                                                                        5,708
                                                                                                    ----------------

     Total current liabilities                                                                                16,323
                                                                                                    ----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Common stock, $0.001 par value; 100,000,000 shares authorized;
     10,783,000 shares issued and outstanding at
     September 30, 2001 (including 51,000 shares for which certificates are not yet issued)                   10,783
   Additional paid-in capital                                                                                711,056
   Accumulated deficit                                                                                      (674,516)
                                                                                                    -----------------

     Total stockholders' equity                                                                               47,323
                                                                                                    ----------------

     Total liabilities and stockholders' equity                                                     $         63,646
                                                                                                    ================








            See the accompanying notes to these financial statements

                       AVIATION UPGRADE TECHNOLOGIES, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)




                                                       Three Months Ended                   Nine Months Ended
                                                          September 30,                        September 30,
                                                     2001              2000               2001              2000
                                               ---------------   ---------------    ---------------   ---------------
REVENUES                                       $             0   $             0    $             0   $             0

COST OF SALES                                                0                 0                  0                 0
                                               ---------------   ---------------    ---------------   ---------------

GROSS PROFIT (LOSS)                                          0                 0                  0                 0
                                               ---------------   ---------------    ---------------   ---------------

OPERATING EXPENSES
   General and administrative ($4,500 of
     rent per quarter was paid to a related
     party)                                             61,885            21,840            287,076            39,798
                                               ---------------   ---------------    ---------------   ---------------

LOSS FROM OPERATIONS                                   (61,885)          (21,840)          (287,076)          (39,798)
                                               ----------------  ---------------    ----------------  ---------------

OTHER INCOME (EXPENSE)
   Interest income                                         628                 0              3,724                 0
   Interest expense                                          0            (2,225)                 0            (6,535)
                                               ---------------   ---------------    ---------------   ---------------

                                                           628            (2,225)             3,724            (6,535)
                                               ---------------   ---------------    ---------------   ---------------

NET LOSS                                       $       (61,257)  $       (24,065)   $      (283,352)  $       (46,333)
                                               ================  ===============    ================  ===============

BASIC AND DILUTED LOSS PER SHARE
                                               $         (0.01)  $         (0.00)   $         (0.03)  $         (0.00)
                                               ===============   ===============    ===============   ===============

WEIGHTED AVERAGE SHARES OUTSTANDING
                                                    10,783,000        10,000,000         10,736,971        10,000,000
                                               ===============   ===============    ===============   ===============





            See the accompanying notes to these financial statements

                       AVIATION UPGRADE TECHNOLOGIES, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                                          Nine Months Ended
                                                                                              September 30,
                                                                                --------------------------------------
                                                                                        2001               2000
                                                                                -----------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                     $        (283,352)   $        (46,333)
   Adjustments to reconcile net loss to net cash used in operating activities
     Common stock issued for services                                                      51,000                   0
     Changes in operating assets and liabilities
       Bank overdraft                                                                           0                 971
       Prepaid expenses                                                                    (1,945)                  0
       Accounts payable                                                                     6,876               1,975
       Due to related party                                                                   421              (5,613)
       Accrued payroll and related expenses                                               (50,105)                  0
                                                                                ------------------  -----------------

         Net cash used in operating activities                                           (277,105)            (49,000)
                                                                                -----------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                                                 114,000              35,000
   Stock offering costs                                                                   (28,161)                  0
   Borrowings under loan payable                                                                0              14,000
                                                                                -----------------   -----------------

         Net cash provided by financing activities                                         85,839              49,000
                                                                                -----------------   -----------------

NET CHANGE IN CASH                                                                       (191,266)                  0

CASH, beginning of period                                                                 242,967                   0
                                                                                ------------------  -----------------

CASH, end of period                                                             $          51,701   $               0
                                                                                =================   =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the period for interest                                     $               0   $           6,535
   Cash paid during the period for taxes                                        $           2,455   $               0






            See the accompanying notes to these financial statements

                       AVIATION UPGRADE TECHNOLOGIES, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000


NOTE 1 - MANAGEMENT'S REPRESENTATION

         The financial statements included herein have been prepared by Aviation Upgrade Technologies, Inc. ("AUT"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information normally included in the financial statements prepared in accordance with generally accepted accounting principles has been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures and adjustments (consisting of normal recurring accruals) considered necessary for the fair presentation have been included. The interim results are not necessarily indicative of the results for the full year.


NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business - Aviation Upgrade Technologies, Inc. ("AUT" or the "Company") is a Nevada corporation, organized on January 8, 1999. The Company was originally formed to develop, market and install modifications to aircraft, such as the Boeing 727, which were designed to improve and extend the economic life of these aircraft by bringing them into compliance with strict noise and emission control levels as they became mandatory in the years ahead.

         In mid-1999, however, after months of negotiations with a number of aircraft engine manufacturers for the purchase of new engines, each company withdrew at the last minute from executing a final contract. AUT believes the withdrawals were the result of pressure from a major aircraft manufacturer fearing a reduction in the sale of new aircraft if the lives of existing aircraft were significantly increased as proposed by AUT. AUT has retained a prominent antitrust law firm on a contingency basis and on June 30, 2000, AUT filed a lawsuit against these companies, including the aircraft manufacturer.

         In its efforts to continue business development, AUT evaluated several businesses for purchase during the latter half of 1999 and throughout 2000, including an aircraft maintenance company and an aircraft leasing company specializing in cargo aircraft, none of which came to fruition.

         In April 2001, AUT acquired from Torbjorn B. Lundqvist, our chief executive officer and one of our directors, the marketing rights to an electronic tire valve cap for airplanes and automobiles that blinks if the tire pressure falls below an initially calibrated level. The product provides early warning of low pressure in tires, which we believe will lead to safer travel in both these types of vehicles and better fuel efficiency in automobiles. Once the tire is inflated to the appropriate pressure, the initial tightening of the cap onto the valve sets the pressure inside a control chamber in the valve cap equal to the pressure in the tire. If the pressure in the tire drops by more than approximately two pounds per square inch, a red light will blink to indicate the need to check the tire pressure. The licensing agreement has a term of five years and requires the payment of a license fee equal to 12% of the monthly gross profit from sales of the tire valve cap. It also requires the reimbursement of research and development costs incurred by its founder and the payment of ongoing development costs during the term of the agreement to a maximum of $50,000. In addition, it stipulates the issuance of 50,000 shares of its common stock to one individual for efforts in co-designing the product and another 1,000 shares of common stock to another individual for naming the product.

         Going Concern - AUT hopes to obtain revenues from future product sales, but there is no commitment by any person for purchase of the Company's potential product. In the absence of significant sales and profits, the Company may seek to raise additional funds to meet its working capital needs principally through the additional sales of its securities. However, there is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company.

         These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Equipment - During the nine months ended September 30, 2001, AUT purchased an insignificant amount of equipment. The Company elected to expense these purchases immediately.

         Common Stock Issued for Services Rendered - AUT periodically issues common stock for services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock. For the nine months and the three months ended September 30, 2001, AUT issued 51,000 and zero stock for services, respectively.

         Basic and Diluted Loss Per Share - The Company has adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"). Basic and diluted loss per share were computed based on the weighted average number of shares outstanding for the period. Basic and diluted loss per share are the same, as the effect of warrants on loss per share are antidilutive and thus not included in the diluted loss per share calculation.

         Income Taxes - The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered. At September 30, 2001 and 2000, the Company's only deferred tax item was capitalized start-up costs. Due to the lack of operations, no deferred tax benefit has been recognized for this deferred tax asset.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Risks and Uncertainties - AUT is a start up company subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure.

         Start Up Activities - The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the costs of start-up activities, including organization costs as those costs are incurred.


NOTE 3 - COMMITMENTS

         Operating Lease - AUT has no operating leases. The Company's founder and majority stockholder provides approximately 400 square feet of office space for its use through his privately held marketing company.

         Rent expense was $13,500 and $13,500 for the nine months ended September 30, 2001 and 2000, respectively and $4,500 and $4,500 for the quarters ended September 30, 2001 and 2000, respectively.

NOTE 4 - WARRANTS

         For the quarter ended September 30, 2001, the Company has not issued any warrants. For the quarter ended September 30, 2000, for each share of stock sold at $1.00, of which there were 30,000, a warrant was issued for the purchase of an additional share of common stock at $0.10. These warrants are exercisable at any time at the option of the warrant holder and expire three years from the date of issuance. All outstanding warrants were issued in connection with the sale of stock and, therefore, no expense was recorded for their issuance.

         The following represents a summary of the warrants outstanding:

                                                          September 30, 2001                 September 30, 2000
                                                   -------------------------------    -------------------------------
                                                                         Wtd Avg                           Wtd Avg
                                                       Shares           Ex Price          Shares          Ex Price
                                                   --------------    -------------    --------------   --------------
         Outstanding, beginning of period                 527,000    $        0.10            25,000   $         0.10

         Granted                                                0                0            30,000             0.10
         Expired/forfeited                                      0                0                 0                0
                                                   --------------    -------------    --------------   --------------

         Outstanding, end of period                       527,000    $        0.10            55,000   $         0.10
                                                   ==============    =============    ==============   ==============

         Weighted average fair value of warrants granted             $        0.10                     $         0.10
                                                                     =============                     ==============

         The outstanding warrants at September 30, 2001 and 2000 were all held by stockholders, and no warrants were held by officers or directors.

NOTE 5 - STOCKHOLDERS' EQUITY

         Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. The Board of Directors is authorized to issue additional shares of common stock on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

         Each holder of common stock is entitled to one vote per share, either in person or by proxy, on all matters that may be voted on by the owners thereof at meetings of the stockholders. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors that can elect all the directors and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

         All the Company's common stock is held by insiders and persons who acquired shares in private offerings. These are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. The Company has not declared or paid any dividends on its common stock to date and there is no assurance that the Company will ever be able to pay dividends in the future.

         In 2000, AUT commenced a Regulation D, Rule 506 Offering ("Rule 506 Offering") of the common stock in the United States and a Regulation S offering of common stock overseas. This private placement offering was closed in January 2001 and no common stock was issued as part of this offering during the quarter ended September 30, 2001.

         In May 2001, AUT filed a Form SB-2 Registration Statement ("Registration Statement) with the SEC for a secondary public offering of 250,000 shares of common stock at $8.75 per share. In June 2001, July 2001 and September 2001, AUT filed Amendments 1, 2 and 3, respectively, to the Form SB-2 Registration Statement. Offering costs consisting of legal expenses and filing fees incurred during the quarter ended September 30, 2001 in connection with the Amendments to the Registration Statement were $28,161.

         In August 2001, AUT entered into an agreement with a consultant to assist the Company in ensuring that the tire valve cap qualifies for standards in a new rule to be issued by the National Highway Traffic Safety Administration. The new rule requires that, by 2003, all vehicles sold in the United States have a low tire pressure warning system. In addition to $5,000 in consulting fees paid under the agreement, 10,000 shares of common stock are to be issued contingent upon the tire valve cap qualifying for the new rule.


NOTE 6 - LOSS PER SHARE

         The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations:

                                                              Three Months Ended                      Nine Months Ended
                                                                 September 30,                          September 30,
                                                      ----------------------------------     ------------------------------------
                                                            2001               2000                2001               2000
                                                      ---------------    ---------------     ---------------    -----------------
Numerator for basic and diluted loss per share
   Net loss                                           $        (61,257)   $        (24,065)  $       (283,352)   $        (46,333)
                                                      ================    ================   ================    ================

Denominator for basic and diluted loss per share
   Weighted average shares                                  10,783,000          10,000,000         10,736,971          10,000,000
                                                      ================    ================   ================    ================

Basic and diluted loss per share
   Net loss                                           $         (0.01)    $         (0.00)   $         (0.03)    $         (0.00)
                                                      ================    ================   ================    ================

NOTE 7 - RELATED PARTY TRANSACTIONS

         Since its inception, AUT has not generated sufficient working capital to cover the cost of its operations. Therefore, its founder and Chief Executive Officer has provided working capital and substantially all its assets, including 400 square feet of office space, through his privately held marketing company. All amounts advanced to AUT have been recorded as expenses of the Company in the period they were incurred and the amount owing is reflected in due to related party and amounts to $5,708 as of September 30, 2001.

            In accordance with the valve cap licensing agreement AUT has entered into with its founder and Chief Executive Officer, the Company recorded $4,789 during the quarter ended September 30, 2001 for research and development costs incurred in connection with the development of the tire valve cap.

                                                    Independent Auditors' Report



To the Board of Directors and Stockholders of AVIATION UPGRADE TECHNOLOGIES, Inc.



         We have audited the accompanying balance sheets of Aviation Upgrade Technologies, Inc. (the "Company") as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2000 and for the period January 8, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aviation Upgrade Technologies, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and for the period January 8, 1999 (inception) through December 31, 1999 in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a start up company which has experienced significant losses since inception with no revenues. These factors and other factors discussed in Note 1 to the financial statements raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                          Lesley, Thomas, Schwarz & Postma, Inc.
                                          A Professional Accountancy Corporation

Newport Beach, California
January 11, 2001

                       AVIATION UPGRADE TECHNOLOGIES, INC.

                                 BALANCE SHEETS


                                     ASSETS
                                     ------

                                                                                            December 31,
                                                                                 -----------------------------------
                                                                                       2000                1999
                                                                                 ----------------    ---------------
CURRENT ASSETS
   Cash                                                                          $       242,967     $             0
   Stock subscriptions receivable                                                         43,000                   0
   Prepaid expenses                                                                       10,000     $             0
                                                                                 ---------------     ---------------

     Total current assets                                                                295,967                   0

OTHER ASSETS                                                                                   0                   0
                                                                                 ---------------     ---------------

                                                                                 $       295,967     $             0
                                                                                 ===============     ===============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                                              $         3,739     $             0
   Due to related party                                                                    5,287              54,509
   Accrued payroll taxes                                                                  50,105                   0
                                                                                 ---------------     ---------------

     Total current liabilities                                                            59,131              54,509
                                                                                 ---------------     ---------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, $0.001 par value; 100,000,000 shares authorized; 10,616,500 and
     10,000,000 shares issued and outstanding at
     December 31, 2000 and 1999, respectively                                             10,617              10,000
   Common stock subscribed, $.001 par value; 43,000 and 75,000
     shares at December 31, 2000 and, 1999, respectively                                      43                  75
   Additional paid-in capital                                                            617,340              64,925
   Accumulated deficit                                                                  (391,164)           (129,509)
                                                                                 ---------------     ---------------

     Total stockholders' equity (deficit)                                                236,836             (54,509)
                                                                                 ---------------     ---------------

                                                                                 $       295,967     $             0
                                                                                 ===============     ===============




       See the accompanying notes to these condensed financial statements

                       AVIATION UPGRADE TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS



                                                                              January 8, 1999
                                                                                  (Inception)
                                                              Year Ended            Through
                                                             December 31,        December 31,
                                                                 2000                1999
                                                           ----------------    ----------------
REVENUES                                                   $              0    $              0

COST OF SALES                                                             0                   0
                                                           ----------------    ----------------

GROSS PROFIT (LOSS)                                                       0                   0
                                                           ----------------    ----------------

OPERATING EXPENSES
   General and  administrative  ($18,000  of rent was
     paid to a related  party for 2000 and 1999)                    253,148             125,674
                                                           ----------------    ----------------

LOSS FROM OPERATIONS                                               (253,148)           (125,674)
                                                           ----------------    ----------------

OTHER INCOME (EXPENSE)
   Interest expense                                                  (8,507)             (3,835)
                                                           ----------------    ----------------

NET LOSS                                                   $       (261,655)   $       (129,509)
                                                           ================    ================

BASIC AND DILUTED LOSS PER COMMON SHARE                    $         (0.03)    $          (0.01)
                                                           ===============     ================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                       10,003,604           9,943,978
                                                           ================    ================






       See the accompanying notes to these condensed financial statements

                       AVIATION UPGRADE TECHNOLOGIES, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
             FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD
              JANUARY 8, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999



                                             Common Stock        Common Stock Subscribed  Additional
                                        -----------------------  -----------------------    Paid-In     Accumulated
                                          Shares      Amount      Shares       Amount       Capital       Deficit        Total
                                        ----------  -----------  ----------  -----------  ------------  ------------  ------------
Balance, January 8, 1999 (inception)             0  $         0           0  $         0  $          0  $          0  $          0

Common stock issued to founder          10,000,000       10,000           0            0       (10,000)            0             0
Common stock  subscribed for $1.00 per
  share                                          0            0      75,000           75        74,925             0        75,000
Net loss                                         0            0           0            0             0      (129,509)     (129,509)
                                        ----------  -----------  ----------  -----------  ------------  ------------  ------------

Balance, December 31, 1999              10,000,000       10,000      75,000           75        64,925      (129,509)      (54,509)

Common  stock  issued  for  $1.00  per
  share                                    468,000          468     (75,000)         (75)      392,607             0       393,000
Common stock  subscribed for $1.00 per
  share                                          0            0      43,000           43        42,957             0        43,000
Common stock issued for services           148,500          149           0            0       116,851             0       117,000
Net loss                                         0            0           0            0             0      (261,655)     (261,655)
                                        ----------  -----------  ----------  -----------  ------------  ------------  ------------

Balance, December 31, 2000              10,616,500  $    10,617      43,000  $        43  $    617,340  $   (391,164) $    236,836
                                        ==========  ===========  ==========  ===========  ============  ============  ============







       See the accompanying notes to these condensed financial statements

                       AVIATION UPGRADE TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                                    January 8, 1999
                                                                                                        (Inception)
                                                                                    Year Ended            Through
                                                                                   December 31,        December 31,
                                                                                       2000                1999
                                                                                 ----------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                      $       (261,655)   $       (129,509)
   Adjustments to reconcile net loss to net cash used in operating activities
     Common stock issued for services                                                     117,000                   0
     Changes in operating assets and liabilities
       Prepaid expenses                                                                   (10,000)                  0
       Accounts payable                                                                     3,739                   0
       Due to related party                                                               (49,222)             54,509
       Accrued payroll and related expenses                                                50,105                   0
                                                                                 ----------------    ----------------

         Net cash used in operating activities                                           (150,033)            (75,000)
                                                                                 ----------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                                                 393,000                   0
   Common stock subscribed                                                                      0              75,000
                                                                                 ----------------    ----------------

         Net cash provided by financing activities                                        393,000              75,000
                                                                                 ----------------    ----------------

NET CHANGE IN CASH                                                                        242,967                   0

CASH, beginning of period                                                                       0                   0
                                                                                 ----------------    ----------------

CASH, end of period                                                              $        242,967    $              0
                                                                                 ================    ================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the period for interest                                      $          8,507    $          3,835
   Cash paid during the period for taxes                                         $              0    $              0

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 2000, the Company recorded a subscription receivable in the amount of $43,000 relating to the subscription of 43,000 shares of common stock.


During the year ended December 31, 2000, the Company recorded costs of $30,500 in equity relating to services for raising capital.






       See the accompanying notes to these condensed financial statements

                       AVIATION UPGRADE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

             FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD
              JANUARY 8, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999





NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business - Aviation Upgrade Technologies, Inc. ("AUT" or "the Company") is a Nevada corporation, organized on January 8, 1999. The primary purpose for the Company was to develop, market and install modifications to aircraft, such as the Boeing 727, which were designed to improve and extend the economic life of these aircraft by bringing them into compliance with strict noise and emission control levels as they became mandatory in the years ahead.

         In mid-1999, however, after months of negotiations with a number of aircraft engine manufacturers, for the purchase of new engines, each company withdrew at the last minute from executing a final contract. AUT believes the withdrawals were the result of pressure from a major aircraft manufacturer fearing a reduction in the sale of new aircraft if the lives of existing aircraft were significantly increased as proposed by AUT. AUT has retained a prominent antitrust law firm on a contingency basis and on June 30, 2000 AUT filed an antitrust lawsuit against these companies, including the aircraft manufacturer (see Note 7).

         In its efforts to continue business development, AUT evaluated several businesses for purchase during the latter half of 1999 and throughout 2000, including an aircraft maintenance company and an aircraft leasing company specializing in cargo aircraft, none of which came to fruition. AUT is currently negotiating with its founder and majority stockholder for the marketing rights for an electronic tire valve cap for airplanes and/or automobiles that blinks if the tire pressure falls below an initially calibrated level.

         Going Concern - AUT hopes to obtain revenues from future product sales, but there is no commitment by any person for purchase of the Company's potential product. In the absence of significant sales and profits, the Company may seek to raise additional funds to meet its working capital needs principally through the additional sales of its securities. However, there is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company.

         These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Equipment - During the period from inception to December 31, 2000, AUT purchased an insignificant amount of equipment. The Company elected to expense these purchases immediately.

         Common Stock Issued for Services Rendered - AUT periodically issues common stock for services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider, recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock.

         Basic and Diluted Loss Per Share - The Company has adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"). Basic and diluted loss per share were computed based on the weighted average number of shares outstanding for the period. Basic and diluted loss per share are the same as the effect of warrants on loss per share are antidilutive and thus not included in the diluted loss per share calculation.

         Income Taxes - The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Risks and Uncertainties - AUT is a start up company subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure.

         Derivative Instruments and Hedging Activities - The Company has adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their fair value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters of all fiscal years beginning after June 15, 2000. The adoption of this SFAS 133 has not materially impacted the Company's results of operations, financial position or cash flows as it currently does not engage in any derivative or hedging activities.

         Start Up Activities - The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the costs of start-up activities, including organization costs as those costs are incurred.


NOTE 2 - INCOME TAXES

         No provisions for income taxes for the year ended December 31, 2000 and for the period January 8, 1999 (inception) through December 31, 1999 is required, except for minimum state taxes, since the Company incurred taxable losses during these periods.

         As of December 31, 2000 and 1999 the Company's only deferred tax item was a net operating loss carryforward of approximately $262,000 and $130,000 for federal income tax reporting purposes, which expire in 2020 and 2019, respectively. As of December 31, 2000 and 1999, the net operating loss carryforward for state income tax reporting purposes was approximately $131,000 and $65,000, which expire in 2005 and 2004, respectively. Due to the Company's lack of operations, no deferred tax benefit has been recognized for these loss carryforwards.

NOTE 3 - COMMITMENTS

         Operating Lease - AUT has no operating leases. The Company's founder and majority stockholder provides approximately 400 square feet of office space for its use through his privately held marketing company.

         Rent expense was $18,000 and $18,000 for the year ended December 31, 2000 and the period from January 8, 1999 (date of inception) to December 31, 1999, respectively.

         Employment Agreement - On May 31, 2000, AUT entered into an employment agreement with Mr. Lundqvist to employ him as its Chief Executive Officer. The agreement, which has an initial term of two years, provides for an annual base salary of $140,000 effective June 1, 2000, adjustable annually at the discretion of the Board of Directors. Among other provisions, the agreement also provides for an annual cash salary incentive equal to 3% of adjusted net profits beginning with the year ended December 31, 2001. The "adjusted net profit" shall be the net profit of the Company before federal and state income taxes, determined in accordance with generally accepted accounting principles by the Company's independent accounting firm and adjusted to exclude: (i) any incentive salary payments paid pursuant to this employment agreement; (ii) any contributions to pension and/or profit sharing plans; (iii) any extraordinary gains or losses; (iv) any refund or deficiency of federal and state income taxes paid in a prior year; and (v) any provision for federal or state income taxes made in prior years which is subsequently determined to be unnecessary. The maximum incentive salary payable for any given year may not exceed 400% of the then applicable base salary.

NOTE 4 - WARRANTS

         During 2000 and 1999, the Company issued 436,000 and 20,000 warrants in connection with the sale of its common stock to investors, respectively. For each share of stock sold at $1.00, a warrant was issued for the purchase of an additional share of common stock at $0.10. These warrants are exercisable at the option of the warrant holder and expire three years from the date of issuance. All warrants were issued in connection with the sale of stock and therefore no expense was recorded for their issuance.

         The following represents a summary of the warrants outstanding as of December 31, 2000 and 1999:

                                                                2000                               1999
                                                   -------------------------------    -------------------------------
                                                                        Wtd Avg                            Wtd Avg
                                                      Shares           Ex Price          Shares           Ex Price
                                                   -------------     -------------    -------------     -------------
         Outstanding, beginning of period                 20,000     $        0.10                0     $           0

         Granted                                         436,000              0.10           20,000              0.10
         Expired/forfeited                                     0                 0                0                 0
                                                   -------------     -------------    -------------     -------------

         Outstanding, end of period                      456,000     $        0.10    $      20,000     $        0.10
                                                   =============     =============    =============     =============

         Weighted average fair value of warrants granted             $        0.10
                                                                     =============

         The outstanding warrants at December 31, 2000 and 1999 are all held by stockholders, five thousand of which were issued to a former officer and director in connection with his purchase of stock.

NOTE 5 - STOCKHOLDERS' EQUITY (DEFICIT)

         Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. The Board of Directors is authorized to issue additional shares of common stock on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

         Each holder of common stock is entitled to one vote per share, either in person or by proxy, on all matters that may be voted on by the owners thereof at meetings of the stockholders. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors that can elect all the directors and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

         All of the Company's common stock is held by insiders and persons who acquired shares in private offerings. These are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. The Company has not declared or paid any dividends on its common stock to date and there is no assurance that the Company will ever be able to pay dividends in the future.

         In April 1999, the Company received $75,000 for the purchase of common stock at $1.00 per share. As of December 31, 2000, none of these shares have been issued and the stock is considered subscribed.

         During the year ended December 31, 2000, AUT conducted a Regulation D, Rule 506 Offering ("Rule 506 Offering") of the common stock in the United States and a Regulation S offering of common stock overseas. As part of the Rule 506 Offering, the Company issued 40,000 shares of common stock for aggregate cash consideration of $40,000. As part of the Regulation S offering, AUT issued 396,000 shares of common stock for aggregate cash consideration of $396,000.


NOTE 6 - LOSS PER SHARE

         The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations:

                                                                       December 31,        December 31,
                                                                           2000                1999
                                                                     ----------------    ----------------
         Numerator for basic and diluted loss per share
           Net loss                                                  $       (261,655)   $       (129,509)
                                                                     ================    ================

         Denominator for basic and diluted loss per share
           Weighted average shares                                         10,003,604           9,943,978
                                                                     ================    ================

         Basic and diluted loss per share
           Net loss                                                  $         (0.03)    $          (0.01)
                                                                     ===============     ================

NOTE 7 - LEGAL MATTERS

         On June 30, 2000, AUT filed a $2.5 billion antitrust lawsuit against third party suppliers with whom it had negotiated with for the upgrade of Boeing 727 aircraft for failure to execute a final contract and against an aircraft manufacturer who AUT believes exerted pressure on the suppliers not to execute the final contract. The defendants filed a motion for dismal of charges but were denied on all counts. At this time, the lawsuit is in the discovery phase and any possible outcome cannot be predicted.


NOTE 8 - RELATED PARTY TRANSACTIONS

         Since its inception, AUT has not generated sufficient working capital to cover the cost of its operations. Therefore, its founder and Chief Executive Officer has provided working capital and substantially all its assets, including 400 square feet of office space, through his privately held marketing company. All amounts advanced to AUT are reflected in the statement of operations. Unpaid advances are reflected in due to related party and amount to $5,287 and $54,509 as of December 31, 2000 and 1999, respectively.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

On June 15, 2000, we decided that Barry L. Friedman, Certified Public Accountant would no longer be retained as our independent accountant for the fiscal years ended December 31, 2000 and 1999. Accordingly, the client-independent accountant relationship was terminated as of that date. The decision to change accountants was recommended and approved by our entire Board of Directors. Mr. Friedman's report on our financial statements for the period from inception to July 31, 1999 did not contain any adverse opinion or a disclaimer of opinion, or was not qualified, but contained an explanatory paragraph as to our ability to continue as a going concern. For the period from inception to July 31, 1999, there were no disagreements with Mr. Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. We are unable to include correspondence from Mr. Friedman specifying that our disclosures regarding the change in accountants are true and correct because Mr. Friedman passed away in January 2001.

On December 30, 2000, a new independent accounting firm, Lesley, Thomas, Schwarz & Postma, Inc., Newport Beach, California, was engaged as our independent accountants. We did not consult Lesley, Thomas, Schwarz & Postma, Inc., regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or was a reportable event.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of Oppenheimer Wolff & Donnelly LLP, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from January 8, 1999, our date of formation, through December 31, 1999 and for the year ended December 31, 2000 appearing in this prospectus which is part of a registration statement have been audited by Lesley, Thomas, Schwarz and Postma, Inc. and are included in reliance upon such reports given upon the authority of Lesley, Thomas, Schwarz and Postma, Inc. as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Information in this prospectus concerning the contents of any contract or any other document referred to is not necessarily complete. Reference is made in each instance to the copy of such contract or document filed as an exhibit to the registration statement. All of that information is qualified in all respects by such reference to such exhibit.


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
------------------------------------------

Section 6 of our Bylaws provide, among other things, that our officers or directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability

     o for any breach of such officer's or director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o for any transaction from which such officer or director derived any improper personal benefit.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately             $3,541.23
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $500.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $15,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $7,500.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

From June 2000 to January 2001, we sold 507,000 units to the individuals specified on the following chart at a price of $1.00 per unit. Each unit consisted one share of common stock and a warrant to purchase an additional share of common stock for $0.10 per share.

================================================== =================================== ===========================================
                                                                                       Amount   of   shares   of   common   stock
                Name of Investor                          Date of transaction          purchased by investor
-------------------------------------------------- ----------------------------------- -------------------------------------------
Gijsbertus Andreas Leonardus DeJong                       December 29, 2000                               33,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Gijsbertus Andreas Leonardus DeJong                       January 12, 2001                               114,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Thiam An Go                                               December 29, 2000                               60,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Klaus Damsten                                             December 29, 2000                               50,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Jan Ter Lak                                               December 29, 2000                               40,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Doug Watt                                                 December 29, 2000                               10,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Bart Veldkamp                                             December 29, 2000                               25,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Peter Cornelus Bakker                                     December 29, 2000                               20,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Darle Ford                                                December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Gary Webber                                               December 29, 2000                               15,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Onno DeJong                                               December 29, 2000                               10,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Gert-Jan Fleming                                          December 29, 2000                               10,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Cyrus Partian                                             December 29, 2000                               10,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
George Beers                                              December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
GHE Beltman                                               December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Gerard Bemelman                                           December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Hans Bemelman                                             December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Ivo Breukers                                              December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Johannes Coops                                            December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Leo DeBruin                                               December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Harry Engwirda                                            December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Martin Hersman                                            December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Jean Charles Miege                                        December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Harry Persoon                                             December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Andrea Richter                                            December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Andries Roem                                              December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Jan Marten Schotsman                                      December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Geert Stoker                                              December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Eric Van der Weel                                         December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Chris Van Heusden                                         December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Erik Van't Hof                                            December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Marja-Liisa Wasenius                                      December 29, 2000                                5,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Henricus Van der Geest                                    December 29, 2000                                4,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Edward DeJong                                             December 29, 2000                                2,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Saskia Gischler                                           December 29, 2000                                2,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Mieke DeJong                                              December 29, 2000                                1,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Ellen Van der Made                                        December 29, 2000                                1,000
-------------------------------------------------- ----------------------------------- -------------------------------------------
Total                                                                                                    507,000
================================================== =================================== ===========================================

40,000 shares issued to residents of the United States were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors," as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors who were sophisticated and were provided that information which is required to be included in a prospectus. 467,000 shares issued to non-residents of the United States were issued in a transaction which the Company believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that Section 5 by the Securities and Exchange Commission. Our net proceeds were approximately $436,000. We did not use any public solicitation or general advertising in connection with this offering.

From 1999 to February 2001, we issued 201,000 shares of our common stock in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors," as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors who were sophisticated and were provided that information which is required to be included in a prospectus. The shares were issued in exchange for services provided to us, which were valued at $201,000. 51,000 of those shares were issued to two individuals pursuant to the licensing agreement for the electronic tire valve cap. We did not use any public solicitation or general advertising in connection with this offering.

In January 1999, we sold 75,000 shares of our common stock to Golden Athletics, LLC and David Braggalone, in a transaction which we believe satisfies the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which is specified by the provisions of Section 3(b) of that act and Rule 504 of Regulation D promulgated pursuant to the Securities Act of 1933 by the Securities and Exchange Commission. The shares were issued to two investors in exchange for $75,000. The proceeds from this offering were used for working capital and the aggregate offering price did not exceed $1,000,000. We did not use any public solicitation or general advertising in connection with this offering.

In January 1999, we issued 10,000,000 shares of our common stock to Torbjorn B. Lundqvist, in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $10,000. We did not use any public solicitation or general advertising in connection with this offering.

Exhibits
--------

Copies of the following documents are filed with this registration statement as exhibits:

Exhibit No.
----------

1.            Underwriting Agreement (not applicable)

3.1           Articles of Incorporation*
              (Charter Document)

3.2           Bylaws*

5.            Executed Opinion Re: Legality

8.            Opinion Re: Tax Matters (not applicable)

10.1          Employment Agreement with Torbjorn B. Lundqvist**

10.2          Licensing Agreement with Torbjorn B. Lundqvist**

11.           Statement Re: Computation of Per Share Earnings***

15.           Letter on unaudited interim financial information (not applicable)

23.1          Consent of Auditors**

23.2          Consent of Counsel****


* Included in Registration Statement on Form 10-SB, which was filed on December 2, 1999
**     Included in Amendment No. 4 to Registration Statement on Form SB-2
***    Included in Financial Statements
****   Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Newport Beach, State of California, on January 8, 2002.

Aviation Upgrade Technologies, Inc.,
a Nevada corporation


/s/  Torbjorn B. Lundqvist
--------------------------------------------
Torbjorn B. Lundqvist
chief executive officer, principal financial and accounting officer, chairman of the board of directors


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/  Torbjorn B. Lundqvist                                    January 8, 2002
----------------------------------------------------
Torbjorn B. Lundqvist
chief executive officer, principal financial and accounting officer, chairman of the board of directors


/s/  William S. Rhodes                                        January 8, 2002
-----------------------------------------------------
William S. Rhodes
president, director


/s/  Dick G. Lindholm                                         January 8, 2002
-----------------------------------------------------
Dick G. Lindholm
vice president, director